UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2021

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 500-4614

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On October 31, 2021, the board of directors (the “Board”) of 89bio, Inc. (the “Company”) appointed Kathleen D. LaPorte as a member of the Board, effective November 1, 2021. Ms. LaPorte will serve as a Class II Director until the Company’s 2024 Annual Meeting of Stockholders and until her successor is duly elected and qualified, effective November 1, 2021.

Ms. LaPorte, age 60, is an experienced executive, founder and board member, focused on life sciences. Ms. LaPorte has served as a member of the board of directors of Phoenix Biotech Acquisition Corp., a blank check company, since October 2021, Bolt Biotherapeutics, Inc., a biotechnology company, since December 2020, and Precipio, Inc., a cancer diagnostics and reagent technology company, since August 2018, as well as several private biotechnology and biopharmaceutical companies. From July 2014 to July 2016, Ms. LaPorte served in various roles at Nodality Inc., a biotechnology company, including as Chief Executive Officer from July 2015 to July 2016 and Chief Business Officer from July 2014 to July 2015. Prior to that, Ms. LaPorte founded HealthTech Capital, an investment fund, co-founded New Leaf Venture Partners, an investment fund, and served as general partner of Sprout Group, an investment fund. Ms. LaPorte earned her B.S. in biology from Yale University and M.B.A. from the Stanford University Graduate School of Business.

In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2021, Ms. LaPorte will receive an annual cash retainer of $40,000 for her service as a member of the Board. In addition, Ms. LaPorte will be granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on the date of grant. The equity award will be made under the Company’s Amended and Restated 2019 Equity Incentive Plan. The shares underlying the option will vest and become exercisable on the first, second and third anniversary of November 1, 2021, subject to Ms. LaPorte’s continued service to the Company. Ms. LaPorte has entered into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form S-1 filed on October 11, 2019.

There are no arrangements or understandings between Ms. LaPorte and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. LaPorte and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 3, 2021, the Company issued a press release announcing Ms. LaPorte’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 3, 2021

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: November 3, 2021	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer